                                                             Exhibit 14(c)
[Logo] Heartland Funds
----------------------
AMERICA'S VALUE INVESTOR

SECTION 403(b)(7)
CUSTODIAL ACCOUNT
AGREEMENT




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                               GENERAL PROCEDURE

To establish a Heartland Funds 403(b)(7) Custodial Account, complete the following:

     - 403(b)(7) Custodial Account Application

     - Beneficiary Designation Form

     - Salary Reduction Agreement (both you and your employer must sign)

     - Transfer Form (only if you wish to transfer prior 403(b) funds to your Heartland Funds 403(b)(7) Custodial Account)

The forms will be held by Firstar Trust Company, Custodian, until the first contribution is received, after which your account will be opened and investments made according to your instructions.



                OVERNIGHT MAIL TO:     REGULAR MAIL TO:
                Firstar Trust Company  Firstar Trust Company
                615 E. Michigan        P.O. Box 701
                Milwaukee, WI  53202   Milwaukee, WI  53201-0701




                                   IMPORTANT

NEITHER THE HEARTLAND FUNDS NOR THE CUSTODIAN CAN MAKE ANY REPRESENTATION AS TO THE SUITABILITY OF THE HEARTLAND FUNDS 403(b)(7) CUSTODIAL ACCOUNT AGREEMENT FOR YOUR PARTICULAR SITUATION, OR WHETHER YOU ARE ELIGIBLE FOR THE USE OF A 403(b) PLAN. SIMILARLY, PLEASE REMEMBER THAT IT IS THE RESPONSIBILITY OF THE EMPLOYER AND EMPLOYEE, NOT THE HEARTLAND FUNDS OR THE CUSTODIAN, TO MAKE CERTAIN THAT THE OPERATION OF YOUR 403(b)(7) CUSTODIAL ACCOUNT COMPLIES WITH THE HEARTLAND FUNDS MATERIALS AND APPLICABLE INTERNAL REVENUE SERVICE AND DEPARTMENT OF LABOR RULES. YOU SHOULD CONSULT YOUR ATTORNEY OR OTHER PROFESSIONAL ADVISOR WITH ANY QUESTIONS ON THESE MATTERS.

PLEASE REMEMBER THAT CONTRIBUTIONS MADE TO A 403(b)(7) ACCOUNT CANNOT BE WITHDRAWN WITHOUT A PENALTY PRIOR TO AGE 59 1/2 EXCEPT IN THE CASE OF YOUR TOTAL DISABILITY, DEATH, TERMINATION OF EMPLOYMENT OR IN THE EVENT OF FINANCIAL HARDSHIP.


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ARTICLE I                         DEFINITIONS

     1.1 AGREEMENT. The Heartland Funds 403(b)(7) Custodial Account Agreement, as set forth herein.

     1.2 ACT. The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and including all rules and regulations issued thereunder. To the extent that any applicable provisions of the Act conflict with any of the provisions of this Agreement, the provisions of the Act shall be controlling.

     1.3 APPLICATION. The application for a Heartland Funds 403(b)(7) Custodial Account which shall be executed by the Employer (if applicable), the Employee and the Custodian pursuant to the terms of this Agreement. The Application, as well as the Salary Reduction Agreement, the Transfer Form, and the Beneficiary Designation Form, shall be incorporated by reference in this Agreement.

     1.4 BENEFICIARY. The person or persons designated by the Employee to receive any assets in the Custodial Account upon the Employee's death in accordance with Section 6.8 of the Agreement.

     1.5 CODE. The Internal Revenue Code of 1986, as amended, including all rules and regulations issued thereunder. To the extent that the applicable provisions of the Code conflict with any of the provisions of this Agreement, the provisions of the Code shall be controlling.

     1.6 COMPANY. Heartland Group, Inc., a registered investment company, and its affiliates. To the extent that any duties of the Company as described herein are performed by Heartland Advisors, Inc., the term "Company" shall also include Heartland Advisors, Inc. Any action to be taken by the Company hereunder may be taken by an authorized officer or employee of the Company.

     1.7 CUSTODIAL ACCOUNT. The account established and maintained under this Agreement on behalf of the Employee pursuant to Code Section 403(b)(7).

     1.8 CUSTODIAN.  The Firstar Trust Company or any successor thereto.

     1.9 EMPLOYEE. An individual described in Section 3.2 who executed the Application and who is employed by an Employer on a full or part time basis or who is a former or retired employee of the Employer.

     1.10 EMPLOYER. The school or organization described in Section 3.1 which is eligible to contribute to a Custodial Account on behalf of any of its Employees.

     1.11 FUND(S). The Heartland Fund shares made available by the Company for purchase under this Agreement, and such other mutual fund shares which the Company may make available for Custodial Account investment through a servicing agreement or otherwise.

     1.12 PLAN ADMINISTRATOR. The entity responsible for the administration of any employee benefit plan under Title I of ERISA, which shall be the Employer.

ARTICLE II                          PURPOSE

     2.1 PURPOSE. The Heartland Funds 403(b)(7) Custodial Account Agreement is intended for use by Employers and Employees who desire to establish Custodial Accounts in accordance with Section 403(b)(7) of the Code.


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     2.2 EMPLOYER PLAN.  In the event contributions are being made to a
Custodial Account pursuant to any retirement plan or program sponsored by an Employer, it is recognized that such retirement plan or program may contain specific provisions, restrictions or limitations on participation, vesting, contributions, distributions, investments or other aspects of the Custodial Account. To the extent that any provisions of the Agreement are inconsistent with such retirement plan or program, the provisions of the retirement plan or program shall be controlling, unless such provisions impose duties or responsibilities upon the Company or the Custodian which differ from those set forth in this Agreement, in which event such provisions shall be binding upon the Custodian and Company only if consented to by the Custodian and Company.

The Employer shall be responsible for notifying the Company and Custodian of any provisions of the Employer's retirement plan or program that differ from the provisions of this Agreement and for obtaining the written consent of the Custodian and Company to any such provisions which impose additional duties on the Custodian or Company. Absent such notification and consent, as required above, neither the Company nor the Custodian shall be responsible for any action or inaction consistent with this Agreement which may conflict with the provisions of an Employer's retirement plan or program.

ARTICLE III                      ELIGIBILITY



     3.1 EMPLOYERS. Organizations described in Code Section 501(c)(3) which are exempt from tax under Code Section 501(a), and educational organizations described in Code Section 170(b)(1)(A)(ii) which are part of a State or political subdivision of a State (or agent or instrumentality of either), are eligible to make contributions to a Custodial Account on behalf of their Employees.

     3.2 EMPLOYEES. Employees who perform services for an Employer described in Section 3.1 above, are eligible to establish a Custodial Account. Former employees and beneficiaries of such an Employer also may have assets in a Custodial Account subject to the provisions of the Code and the terms of the Agreement.

ARTICLE IV                 PARTICIPATION

     4.1 ADOPTION. An Employee or Employer may establish a Custodial Account pursuant to the terms of this Agreement by forwarding completed copies of the Application and ancillary documents signed by the Employee and Employer to the Custodian or its agent. (The Employer's signature is required if the Custodial Account is part of an "employee pension benefit plan" as defined in Section 3(2) of the Act or is maintained pursuant to an Employer retirement plan or program, as described in Section 2.2 of the Agreement.) A Custodial Account will be effective and the Agreement adopted upon written acceptance of the Application by the Custodian.

     4.2 RELIANCE ON INFORMATION. The Company and the Custodian may rely on the names, addresses, tax identification and social security numbers set forth on the Application. It shall be the obligation of the Employer and Employee to notify the Custodian and the Company of any changes thereto.

     4.3 APPLICABILITY OF ERISA. If the establishment of one or more Custodial Accounts under this Agreement is determined to constitute an "employee pension benefit plan" as defined in Section 3(2) of the Act and such employee pension benefit plan is established or maintained by an Employer subject to Title I of the Act, then the Employer shall be responsible for assuring that such employee pension benefit plan complies at all times with the requirements of Title I of ERISA and shall fulfill any obligations imposed upon the Plan Administrator thereunder. Neither the Custodian nor the Company shall have any obligation or liability to determine the Act's applicability or to comply with the terms of the Act.

ARTICLE V                        CONTRIBUTIONS

     5.1 SALARY REDUCTION CONTRIBUTIONS. The Employer shall make contributions to the Custodial Account on behalf of the Employee in accordance with any salary reduction agreement executed by such Employer and Employee, subject to the Code Section 415 and 403(b) limitations as described in Section 5.3, as well as the Code Section 402(g) limitations applicable to salary reduction contributions described in Section 5.4. The salary reduction agreement shall be a binding agreement between the Employer and Employee in which the Employee agrees to take a reduction in salary or to forego an increase in salary and in which the Employer agrees to contribute such amounts to the Custodial Account. For tax years prior to 1996, the Employer and Employee may not enter into more than one such agreement in any one taxable year of the Employee. The salary reduction agreement must be irrevocable but may be terminated at any time with respect to amounts not currently available to the Employee (or, for years prior to 1996, with respect to amounts not yet earned by the Employee). Neither the Company nor the Custodian shall be under any duty to inquire as to the validity of any agreement or the amounts transmitted pursuant to an agreement, including but not limited to, the timeliness of any transmittal.

Except to the extent provided otherwise in the Code and applicable regulations or rulings thereunder, effective for years commencing after 1988, salary reduction contributions shall be subject to the rules under Code Section 403(b)(12)(A)(ii) governing the availability of salary reduction arrangements. Neither the Company nor the Custodian shall have any responsibility for determining the applicability of or complying with any Code provisions relating to nondiscrimination, coverage or limitations upon salary reduction contributions.

     5.2 EMPLOYER CONTRIBUTIONS. In addition to any salary reduction contributions made pursuant to Section 5.1, the Employer may make direct employer contributions, including matching contributions as defined in Code
Section 401(m), to a Custodial Account on behalf of an Employee in accordance with any retirement plan or program established by such Employer. Except to the extent provided otherwise in the Code and applicable regulations or rulings thereunder, effective for years after 1988 such Employer contributions shall not discriminate in favor of highly compensated employees (within the meaning of Code Section 414(q)) and shall comply with the requirements of Code Section 403(b)(12)(A)(i) and regulations and rulings issued thereunder (including compensation limitations, coverage rules and minimum participation rules, as applicable). Further, Employer contributions will be subject to any applicable limits on matching contributions as described in Section 5.5 and all contributions will be subject to the Code Section 403(b) and 415 limitations as described in Section 5.3. The Employer shall have the sole responsibility for determining the applicability of and complying with any Code provisions relating to Employer contributions, and neither the Custodian nor the Company shall have any responsibility or liability with respect to such determination or compliance.

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


5.3 LIMITATION ON TOTAL CONTRIBUTIONS.

(a) Generally, the amount of total contributions (including salary reduction contributions) that can be made under Sections 5.1 and 5.2 of this Agreement and which may be excluded from income during any taxable year of the Employee (which shall be the limitation year unless specified otherwise in accordance with Code Section 415 and regulations thereunder) shall not exceed the lesser of the following:

   (i) 25% of compensation or $30,000 (adjusted annually in accordance with applicable regulations), whichever is less, for the limitation year ending with or within the Employee's taxable year. For this purpose "compensation" shall have the meaning set forth in Code
        Section 415(c), and regulations thereunder;

   (ii) The excess, if any, of (1) 20% of the Employee's includable compensation multiplied by the Employee's number of years of service (as defined in Code Section 403(b)(4) and regulations thereunder), over (2) the aggregate amount previously contributed by the Employer to 403(b) or other retirement plans and excluded from the Employee's gross income in prior taxable years. For this purpose, "includable compensation" has the meaning set forth in Code Section 403(b)(3) and regulations thereunder.

  For purposes of this subparagraph (a) contributions under the Agreement will be aggregated with contributions made by the Employer on behalf of the Employee under any other annuity or custodial account subject to Code
  Section 403(b), and for purposes of subparagraph (a)(i) any contributions made by an employer controlled by the Employee (within the meaning of Code
  Section 415(e)(5)) on behalf of the Employee to a defined contribution plan shall also be aggregated for purposes of satisfying the limitation under such subparagraph (a)(i).

(b)  An Employee who is employed by an Employer which is described in Code
     Section 415(c)(3) (i.e., a church or convention or association of churches, an organization exempt from tax under Code Section 501 and controlled by a church or convention or association of churches, an educational institution, a hospital, a home health service agency, or a health and welfare service agency) may elect to be governed by one of three alternative limitations as follows:

   (i) In lieu of the limitation described in subparagraph (a)(i) above for any limitation year, such Employee may elect to use a limitation equal to the lesser of 25% of such Employee's includable compensation for the taxable year within which the limitation year ends plus $4,000 or $15,000; or

   (ii) Such Employee may elect not to apply the limitation described in subparagraph (a)(ii) above; or

   (iii) For the limitation year ending with or within the taxable year in which such Employee's employment terminates, such Employee may elect to replace the 25% of


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        compensation limitation (but not the $30,000 limit) in subparagraph
        (a)(i) above with the exclusion allowance in subparagraph (a)(ii), but taking into consideration only years of service and contributions made during the ten-year period ending on the date of the Employee's termination. Election of this option (iii) precludes future election of any of the other options provided in this subparagraph (b) with respect to any 403(b) annuity or custodial account.

  The above described optional limitations are mutually exclusive. An election of one of the options is irrevocable.

(c)  With respect to an Employee employed by an entity described in Code
     Section 415(c)(7) (i.e, a church or convention or association of churches, or an organization exempt from tax under Code Section 501 and controlled by or associated with a church or convention or association of churches) the following special rules will apply:

     (i) With respect to the Employee who has adjusted gross income for any taxable year not exceeding $17,000, the amount determined under subparagraph (a)(ii) above shall not be less than $3,000, or the Employee's includable compensation for such taxable year whichever is less;

     (ii) At the election of the Employee, the limitations of subparagraph
          (a)(i) shall be deemed not exceeded if the total amount of contributions to the Custodial Account do not exceed $10,000. The total amount of contributions which will be taken into account for purposes of this subparagraph (c)(ii) for all limitation years shall not exceed $40,000. No election may be made under this subparagraph
          (c)(ii) if the Employee has made an election under subparagraph
          (b)(iii) for such limitation year.

(d) The applicable provisions of Code Sections 403(b) and 415 are hereby incorporated herein by reference and shall supersede any provisions of this Section 5.3 to the extent inconsistent with such provisions.

5.4  LIMITATIONS ON SALARY REDUCTION CONTRIBUTIONS.

(a)  In addition to the limitations on total contributions under Section
     5.3, salary reduction contributions made pursuant to Section 5.1 shall not exceed the limitation under Code Section 402(g), which is the greater of (i) $9500 or (ii) $7,000 (as indexed) per calendar year, reduced by any salary reduction contributions made during such year to any other annuity contract or custodial account under Code Section 403(b), a qualified cash or deferred arrangement under Code Section 402(a)(8), a simplified employee pension plan under Code Section 402(h), or a SIMPLE retirement account under Code Section 408(p)(2).

(b) An Employee who has completed 15 years of service with a qualified organization described in Code Section 402(g)(8)(B) (i.e., a church or convention or association of churches, an organization exempt from tax under Code Section 501 and controlled by or associated with a church or convention or association of churches, an educational institution, hospital, home health service agency, or a health and welfare service agency), may increase the limit described in subparagraph (a) above by the lesser of the following: (i) $3000; (ii) $15,000, less amounts excluded in prior years under this election; or (iii) the excess of $5000 multiplied by the Employee's number of years of service with the qualified organization less salary reductions made on behalf of the Employee in prior taxable years under a 403(b) arrangement, a 401(k) plan, a simplified employee pension plan or a SIMPLE retirement account.

(c) If any salary reduction contributions made to a Custodial Account on behalf of any Employee exceed the Code Section 402(g) limitations as described in this Section 5.4 during a calendar year, and the Employee has, prior to March 1 of the following year, communicated in writing to the Custodian the amount of such excess attributable to this Custodial Account ("excess deferrals"), any such excess deferrals and income allocable thereto may be distributed to the Employee, per the Employee's direction, prior to the April 15th of the year following the calendar year during which the excess deferrals were made. If excess deferrals and income allocable thereto under this Section 5.4 are not distributed by the April 15th following the end of the calendar year during which they were made, they shall be held in the Custodial Account until later distribution in accordance with Article VI. Income allocable to any excess deferrals returned under this Section 5.4 shall be determined in accordance with applicable regulations. The Employee shall have the sole responsibility for timely and properly determining and communicating the existence of excess deferrals to the Custodian and directing the Custodian with respect to the distribution of excess deferrals, and neither the Custodian nor the Company shall have any responsibility with respect to the determination, allocation or distribution of any excess deferrals in the Custodial Account.

5.5  LIMITATIONS ON MATCHING CONTRIBUTIONS.

(a) Except to the extent provided otherwise in the Code and applicable regulations or rulings thereunder, for years after 1988, matching contributions made by the Employer to any Custodial Account under this Agreement shall satisfy the matching contribution percentage limitation under Code section 401(m). Code Section 401(m) and applicable rules and regulations thereunder are incorporated herein by reference. The Employer shall keep records demonstrating satisfaction of the contribution percentage limitation.

(b) If it becomes necessary in the sole judgment of the Employer to reduce or limit the matching contributions made to one or more Custodial Accounts under this Agreement in order to satisfy the matching contribution percentage limitation described above, such matching contributions shall be reduced in accordance with applicable regulations. The Employer shall direct the Custodian in writing to distribute any excess aggregate contributions (and income allocable thereto) as soon as practicable after the year during which the excess aggregate contributions were made. Income allocable to any excess aggregate contributions returned under this Section 5.5 shall be determined in accordance with

                                      6
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     applicable regulations.  The Employer shall have the sole responsibility for timely and properly determining and communicating the existence of any excess aggregate contributions to the Custodian and directing the Custodian with respect to the distribution of such excess aggregate contribution, and neither the Custodian nor the Company shall have any responsibility with respect to the determination or distribution of any excess aggregate contributions in the Custodial Account.

5.6  DETERMINATION OF DEDUCTIBLE/EXCLUDABLE AMOUNTS.

If during any taxable year, the Employer or Employee contributes an amount in excess of the applicable limits as provided under Section 5.3 above, such amount may be considered an excess contribution subject to the excise taxes under Code Section 4973. Neither the Company nor the Custodian shall have any duty, responsibility, or liability whatsoever for determining whether any contributions to the Custodial Account are excludable from the Employee's gross income, or for determining the amount of any contribution which an Employer may contribute on behalf of an Employee during any specified period, or for determining whether any contributions satisfy the Code requirements as described in Sections 5.2, 5.3, 5.4 and 5.5 above. The Custodian shall have no obligation to make any distribution under Section 5.4 or 5.5 above unless directed by the Employee or Employer, whichever is applicable.

     5.7 ROLLOVERS AND TRANSFERS. At the written direction of the Employee, the Custodian may accept any rollover contribution, direct rollover contribution or transfer of assets from another custodial account or annuity contract described in Code Section 403(b) (or a rollover from an individual retirement account (IRA) whose assets are attributable solely to a previous rollover contribution from one or more such custodial accounts or annuity contracts); provided that such rollover or transfer complies with the appropriate requirements of Code sections 403(b)(8), 408(d)(3), 1035 and other applicable Code sections and regulations thereunder. Any assets which are transferred or rolled over (directly or otherwise) to the Custodial Account shall become subject to the distribution restrictions set forth in Article VI. Neither the Company nor the Custodian shall be responsible for determining whether such rollover contribution or transfer of assets complies with the appropriate Code sections, or for determining the proper tax treatment of such transaction, including, but not limited to determining whether such rollover, direct rollover, or transfer is excludable from the Employee's income or constitutes an excess contribution under Code Section 4973.

     5.8 MANNER OF MAKING CONTRIBUTIONS. All initial contributions to the Custodial Account shall be made by check, wire or money order after proper receipt and acknowledgement by the Custodian of the Account Application, and shall be accompanied by instructions which shall specify that the amount contributed represents a transfer or rollover, or a salary reduction or other Employer contribution on behalf of the Employee, and which shall specify the Fund or Funds in which the contribution is to be invested. Subsequent contributions shall be identified by the Employee's name, social security number and contribution amount. Subsequent contributions will continue to be invested in the Fund(s) previously selected unless instructions from the Employee specifying a different Fund(s) are received by the Custodian. If instructions as to investment selection or allocation are, in the opinion of the Custodian, unclear or not provided, the Custodian shall invest the contribution pursuant to Section 7.3 until the


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
Custodian receives proper instruction. Neither the Company nor the Custodian shall be responsible for compelling that any contribution, transfer or rollover be made to a Custodial Account, nor shall any of them be liable to any party for losses which may result from the absence of or incorrect instructions or information concerning any contribution, transfer or rollover.

ARTICLE VI                    DISTRIBUTIONS

6.1 TIME OF DISTRIBUTIONS. The Employee, or his Beneficiary(ies) in the event of his death, shall be entitled to distribution of the assets in the Employee's Custodial Account upon any of the following circumstances:


(a)  Upon the Employee's attainment of age 59 1/2; or

(b)  Upon the Employee's separation from service with the Employer; or

(c)  Upon the Employee's becoming disabled within the meaning of Code
     Section 72(m)(7) as certified by the Employer (or if no Employer exists or if the Employer is not a party to the Agreement, then as certified by the Employee); or

(d)  Upon the Employee's death; or

(e)  Upon the Employee's heavy financial hardship as described in Section
     6.2 below.

Distribution shall commence as soon as practicable following the Employee's written request, in accordance with Section 6.3.

6.2 FINANCIAL HARDSHIP. Notwithstanding any other provision of this Article, distribution due to financial hardship may be made at any time upon completion of such forms as the Custodian may require. For purposes of this
Section 6.2, a financial hardship shall have the meaning set forth in Code
Section 403(b)(7). The Employer or its designee (or the Employee or its designee, if consistent with applicable law and if no Employer exists or the Employer determines that the Employee's Custodial Account is not subject to the Act, as described in Section 4.3) shall be responsible for determining the existence of a financial hardship and the amount necessary to satisfy such financial hardship.

For years after 1988, distributions made as a result of a heavy financial hardship shall be limited to the Custodial Account balance as of December 31, 1988 plus salary reduction contributions made after 1988 (excluding earnings thereon), or any such other amount as allowed by applicable Internal Revenue Service regulations.

6.3 FORM OF DISTRIBUTION. Subject to the provisions of Section 6.4, the Employee may elect a form of distribution from among the following alternatives:

(a)  A single sum payment in cash or Fund shares; or

(b)  An eligible rollover distribution as described in Section 6.5; or

(c) Equal or substantially equal monthly, quarterly or annual payments in cash or Fund shares over a period certain not extending beyond the life expectancy of the Employee, or the joint life and last survivor expectancy of the Employee and his designated beneficiary; or

(d) A specific dollar amount as directed by the Employee from time to time.

     Such election shall be made within a reasonable period prior to the date on which distribution is expected to be made or to begin. Such election shall be made in writing in a form as shall be acceptable to the Custodian and shall be irrevocable after distribution has commenced; provided, however, that the Employee may accelerate distribution at any time. The Custodian shall have no obligation to make any distribution until it receives an Employee's election and shall comply with the last written election received.

     If the Employee elects a mode of distribution under subparagraph (b) above, the amount of the monthly, quarterly, or annual payments shall be determined in a manner which satisfies the minimum distribution requirements set out in Section 6.6 below.

6.4  ERISA JOINT AND SURVIVOR ANNUITY DISTRIBUTIONS.
This Section 6.4 shall only apply to a Custodial Account which is part of an "employee pension benefit plan" (within the meaning of Section 3(2) of the Act) which is subject to the joint and survivor annuity requirements of Section 205 of the Act. The Employer shall be responsible for making any determination as to the applicability of the Act and the joint and survivor provisions of the Act, and shall notify the Custodian of such applicability. Neither the Company nor the Custodian shall have any responsibility for determining the applicability of any provisions of the Act, nor shall the Company or Custodian have any liability for making distribution in accordance with the Employee's election of one of the forms of distribution described in Section 6.3 above absent notification from the Employer as to the applicability of this Section 6.4.

Any Custodial Account which the Employer has notified the Custodian is part of an employee pension benefit plan subject to the joint survivor annuity requirements of Section 205 of the Act shall be distributed as follows: (i) any unmarried Employee who fails to elect one of the payment methods specified in
Section 6.3 above shall receive distribution in the form of a nontransferable fixed or variable annuity contract purchased from an insurance company and payable for the Employee's life; (ii) any married Employee who fails to elect, with his spouse's consent, one of the payment methods specified in Section 6.3 above shall receive distribution in the form of a nontransferable fixed or variable annuity contract purchased from an insurance company and payable for the life of the Employee, with a survivor annuity for the Employee's spouse in an amount equal to 50% of the amount payable during the life of the Employee (hereinafter termed a "joint and survivor spousal annuity"). The Employer shall direct the Custodian concerning the purchase of any annuity required under this Section 6.4, which direction shall identify the form of annuity and the identity of the insurance company from which such annuity shall be purchased. Subject to the provisions of the Employer's plan, such Employee may elect one of the forms of distribution specified in Section 6.3 above; provided however, that if the Employee is married, the Employee's spouse must consent in writing to the election within the 90 day period prior to the commencement of benefits. Such consent must acknowledge the effect of the election and be witnessed by a notary public or an Employer representative. Within a reasonable period of time prior to the commencement of benefits, the Employer shall provide the Employee with information concerning the available forms of payment and the spouse's rights with respect thereto, all in accordance with applicable regulations.

6.5 ELIGIBLE ROLLOVER DISTRIBUTIONS. An Employee may provide direction and information to the Custodian sufficient to enable all or some portion of an "eligible rollover distribution" to be directly rolled over to an "eligible retirement plan" which accepts such direct rollovers. A person entitled to an eligible rollover distribution hereunder shall be provided with a written notice setting forth a description of the distribution options and withholding treatment applicable to such distribution within a reasonable period of time prior to the making of such distribution, as required by applicable regulations. For purposes of this Section 6.5, the terms "eligible rollover distribution" and "eligible retirement plan" shall have the meanings given such terms in Code Section 402(c). The Custodian may develop procedures to administer the direct rollover provisions of this Section 6.5.

6.6 MINIMUM DISTRIBUTIONS. Amounts in the Custodial Account shall be distributed in compliance with Code Section 403(b)(10) and regulations thereunder, including compliance with the minimum distribution incidental benefit requirement, as applicable. Distributions to an Employee shall commence no later than the Employee's "required beginning date" as defined in Code Section 401(a)(9)(C) (i.e. generally, the April 1 following the calendar year during which the Employee attains age 70 1/2; except that any Employee who attains age 70 1/2 before 1988 or after 1996 shall have a "required beginning date" on the April 1 following the later of the calendar year in which the Employee attains age 70 1/2 or the calendar year during which the Employee terminates employment). If an Employee fails to elect any of the methods of distribution described above by the end of the calendar year prior to the Employee's required beginning date, then, subject to the provisions of Section
6.4 above, the minimum required amount, determined in accordance with this
Section 6.6 and the provisions of Code Sections 401(a)(9) and 403(b)(10) shall be distributed from such Employee's Custodial Account no later than the Employee's required beginning date.

If the Employee's Custodial Account is to be distributed in other than a single sum payment, the minimum amount required to be distributed to the Employee for each taxable year beginning with the year prior to the Employee's required beginning date, shall be the amount determined by dividing the total amount credited to the Custodial Account as of the end of the calendar year preceding the year of distribution by the life expectancy of the Employee (or the joint life and last survivor expectancy of the Employee and his or her Beneficiary, whichever applies) in the applicable calendar year, calculated in a manner consistent with the minimum distribution regulations. (The minimum distribution for the calendar year prior to the Employee's required beginning date shall be made prior to the required beginning date and the minimum distribution for each subsequent calendar year shall be made by the end of such year.) If the Employee has elected distribution in other than a single sum payment, and the Employee's spouse is not the Employee's Beneficiary, the minimum amount of any annual distribution to be made on and after the Employee's required beginning date shall also comply with the minimum distribution incidental benefit requirements set out in applicable regulations. For purposes of determining the minimum amounts under this Section 6.6, life expectancies of the Employee and the Employee's spouse, if the spouse is the Employee's Beneficiary, shall be recalculated annually unless elected otherwise.

Notwithstanding the above, if the Custodian keeps records as to the amount of the Custodial Account balance as of December 31, 1986 (as reduced by any subsequent distributions in excess of the minimum amount required to be distributed under this Section 6.6), or with respect to any rollover or transfer the Employee provides information to the Custodian as to the amount of such December 31, 1986 custodial account balance (modified as described above), the minimum distributions required under this Section 6.6 shall be computed based only on the Employee's post-1986 account balance and shall not apply to the value of the custodial account balance as of December 31, 1986 (modified as described above).

     The provisions of Code Sections 403(b)(10) and 401(a)(9) and applicable regulations (including the exceptions applicable to governmental and church plans) are hereby incorporated herein and shall control over any inconsistent provisions in the Agreement.

6.7  DISTRIBUTIONS AT DEATH.
(a) If the Employee dies before the Employee's "required beginning date" as defined in Code Section 401(a)(9)(C) the Employee's entire remaining balance, if any, shall be distributed to the Beneficiary or Beneficiaries designated by the Employee in accordance with Section 6.8. Distribution shall be made, at the election of the Beneficiary, in cash or Fund shares as follows: (i) in one or more payments to be completed by the end of the fifth calendar year following the year of the Employee's death, or (ii) in equal or substantially equal monthly, quarterly or annual payments over a period certain not extending beyond the life expectancy of the Beneficiary. In determining the life expectancy of the Beneficiary, the life expectancy shall be recalculated annually if the Employee's surviving spouse is the Beneficiary, unless the Employee's surviving spouse elects otherwise, and shall not be recalculated if the Employee's Beneficiary is other than the surviving spouse. If distribution is to be made pursuant to subparagraph (ii) above, distribution shall commence no later than the end of the calendar year following the year of the Employee's death; provided however, that if the Employee's surviving spouse is the Beneficiary, distribution need not commence until the December 31 after the Employee would have attained age 70 1/2, if later. If the Employee's Beneficiary fails to elect a method of payment by the December 31 following the year in which the Employee died, distribution of the Employee's entire remaining interest shall be made to such Beneficiary in accordance with subparagraph (ii) above if the Beneficiary is the Employee's surviving spouse (or in the form of a single life annuity for the surviving spouse's lifetime if benefits had not begun prior to the Employee's death and the Custodial Account is subject to the joint and survivor annuity provisions in Section 205 of the Act as described in Section 6.4 above), and in accordance with subparagraph (i) above if the Beneficiary is other than the Employee's surviving spouse.

(b) If the Employee dies after his required beginning date, or after benefits have commenced in accordance with the terms of an annuity contract as described in Section 6.4, then the balance in the Employee's Custodial Account shall be distributed at least as rapidly as under the method being used at the date of death, or under the method specified in the annuity contract, whichever is applicable.

6.8 DESIGNATION OF BENEFICIARY. The Employee may designate a primary beneficiary or beneficiaries of his or her own choosing, and may, in addition, name a secondary beneficiary. Such designation shall be made in writing on a form acceptable to the Custodian. The Employee may at any time revoke his or her designation of a beneficiary or change the beneficiary by filing notice of such revocation or change with the Custodian. The most recent designation filed with the Custodian prior to the Employee's death shall be controlling.

     Notwithstanding the above, if the Custodial Account is part of an "employee pension benefit plan" (as defined in the Act) which is subject to the joint and survivor annuity requirements of Section 205 of the Act, an Employee's surviving spouse, if any, shall be deemed designated as the sole beneficiary for 100% of the Employee's Custodial Account (or such lesser amount as set forth in the Employer's plan described in Section 2.2 of the Agreement), despite any attempted designation to the contrary, unless the surviving spouse consents to such contrary designation in writing signed by the spouse and witnessed by a representative of the Employer or a notary public. (Further, if such employee pension benefit plan is subject to the qualified preretirement annuity provisions of Section 205 of the Act and the spouse's consent is obtained prior to the first day of the plan year on which the Employee attains age 35 or separates from service, whichever is earlier, such spousal consent will be ineffective as of the first day of the Plan Year during which the Employee attains age 35 and a new spousal consent, witnessed by a representative of the Employer or a notary public, is required for a valid designation.) The Employer shall be responsible for determining and complying with the joint and survivor and the qualified preretirement survivor annuity provisions of the Act, and the Custodian and Company shall have no liability for payment pursuant to the beneficiary designation filed with the Custodian pursuant to this Section 6.8.

     If no valid designation of a beneficiary shall have been made, or in the result of the death of all designated beneficiaries prior to the complete distribution of the benefit, the Employee's beneficiary shall be the Employee's surviving spouse. If the Employee has no surviving spouse, then the Employee's estate shall be the beneficiary.

ARTICLE VII                           INVESTMENTS

7.1 METHOD OF ELECTION. Each Employee (or Beneficiary, executor or administrator, as applicable) for whom a Custodial Account is established shall have the power to direct the Custodian or Company, in such manner as is acceptable to the Custodian and Company, as to the investment and reinvestment of all assets in the Custodial Account, subject to any limitations on investments set forth in the Agreement. By giving such direction, the Employee (or Beneficiary, executor or administrator, as applicable) acknowledges receipt of the then current Fund prospectus with respect to the Employee's applicable investment.

7.2 PERMITTED INVESTMENTS.  All amounts allocated to an Employee's
Custodial Account, as well as any earnings thereon, shall be invested in one or more Funds which comply with the investment requirements of section 403(b)(7) of the Code. All income, dividends and capital gains or other distributions shall be reinvested in additional Fund shares of the same investment and credited to the Employee's Custodial Account.

7.3 NO INVESTMENT DIRECTION. If, in the opinion of the Custodian, the Custodial Account contains assets for which there is no investment direction or unclear investment direction, or in the event that the Custodian is unable to comply with any investment direction, the Custodian shall invest such assets in the Portico Money Market Fund until the Custodian receives proper investment direction.

7.4 REGISTRATION.  All shares held as investments of an Employee's
Custodial Account hereunder shall be registered in the name of the Custodian for the benefit of such Employee. The Custodian shall transmit to the Employee, at the most recent address provided to the Custodian, all notices, financial statements, confirmations, reports, proxies and prospectuses relating to Fund shares held in the Custodial Account. The Custodian shall not vote any Fund shares except in accordance with written instructions received from the Employee.

7.5 EFFECT OF DIRECTION. The Custodian, the Company, and their agents, may conclusively rely upon and shall be protected in acting upon any written direction or telephone instruction from the Employee (or the Employee's Beneficiary, executor or administrator, as applicable) or any other notice, request, consent, certificate or other instrument or paper believed by the Custodian to be genuine and to have been properly executed. Neither the Custodian nor the Company shall have any duty to question any direction of the Employee (or the Employee's Beneficiary, executor or administrator, as applicable) regarding the investment of the assets of the Custodial Account or to advise such persons regarding the purchase, retention or sale of such investments, nor shall the Custodian or the Company, or any of their affiliates be liable for any loss that results from the exercise of control (whether by action or inaction) over the Custodial Account by the Employee (or the Employee's Beneficiary, executor or administrator, as applicable).

ARTICLE VIII           POWERS AND DUTIES OF
                       CUSTODIAN AND COMPANY


8.1 DUTIES OF CUSTODIAN. The Custodian shall be the Employee's agent to perform the duties under this Agreement and shall be responsible for the safekeeping of the assets in the Custodial Account and the holding of all Fund shares registered in the Custodian's name as Custodian. The Custodian (or any of its affiliates) shall not be deemed to be a fiduciary in carrying out the following duties: (i) to receive contributions pursuant to the provisions of the Agreement; (ii) to hold, invest and reinvest the contributions in Fund shares; (iii) to register any property held by the Custodian in its own name, or in nominee or bearer form that will pass delivery; and (iv) to make distributions from the Custodial Account in cash or Fund shares as directed by the Employee or Employer pursuant to the provisions of the Agreement.

The Custodian shall keep accurate and detailed accounts of all contributions, receipts, investments, disbursements and other transactions. As soon as practicable after December 31, and at any other time required by applicable regulations, the Custodian shall file with the Employee a written report of the Custodian's transactions relating to the Custodial Account during the period since the previous accounting, and shall file such forms with the Internal Revenue Service as may be required by the Code to be filed by the Custodian (not including any such reports required to be filed by the Employer).

8.2 DELEGATION. Subject to any applicable legal restrictions and with prior permission of the Company, the Custodian may delegate any of its duties under this Agreement to an agent, including any affiliate of the Company or Custodian. In the event of any such delegation, the references in this Agreement to the Custodian and the protections afforded the Custodian shall also be deemed to refer to such agent of the Custodian.

8.3 DUTIES OF THE COMPANY. The Company shall have the power to remove the Custodian and select a successor Custodian, as described in Section 8.1, and the power to amend or terminate the Agreement, as described in Article X. The Company may also accept direction from the Employee regarding the investment of assets in the Custodial Account in accordance with Article VII. In addition, the Company, together with the Custodian, may consent to the imposition of additional duties under an Employer's plan, pursuant to Section 2.2. Neither the Company, nor any affiliate, officer, director, board, or employee of the Company shall have any other responsibility with respect to the administration of the Custodial Account.

8.4 INDEMNIFICATION AND LIMITATIONS ON LIABILITY. The Employee (and if this is an "employee pension benefit plan" under Section 3(2) of the Act then the Employer sponsoring such Plan) intends that the Custodian and Company shall have no discretion, authority or responsibility as to any investment in connection with the Custodial Account and that neither the Custodian nor the Company shall be responsible in any way for the propriety or tax treatment of any contribution, or of any distribution, or any other action or non-action taken pursuant to the Employee's or Employer's direction or lack thereof (or that of the Employee's Beneficiary, executor or administrator, as applicable). The Employee who directs the investment of his Custodial Account shall bear sole responsibility for the suitability of any directed investment and for any adverse consequences arising from such an investment. Neither the Company nor the Custodian, nor any of their affiliates, officers or employees, shall have any responsibility for or liability arising from: (i) the initial or continued qualification under section 403(b) of the Code of this Agreement or any Employer's retirement plan or program; (ii) determining the amount of or collecting any contribution to the Custodial Account; (iii) determining the amount, character, form or timing of any distribution, other than as instructed by the Employee or Employer; (iv) calculating or determining the amount of any exclusion allowance, contribution limitation or any salary deferral limit.

To the fullest extent permitted by law, the Employee, the Employee's Beneficiary, and the executor or administrator of each of them, as applicable (and the Employer, if this is an employee pension benefit plan under Section 3(2) of the Act) shall at all times fully indemnify and save harmless the Custodian, the Company (including Heartland Advisors, Inc.), and their agents, affiliates, successors, assigns, officers, directors and employees, from any and all liability arising from any Employer or Employee direction under the Custodial Account and from any and all other liability whatsoever which may arise in connection with the Custodial Account, except liability arising from the gross negligence or willful misconduct on the part of the indemnified person.

8.5 RESIGNATION OR REMOVAL OF CUSTODIAN. The Custodian may resign as Custodian of any Custodial Account upon 60 days prior written notice to the Company and 30 days prior written notice to any affected Employee and Employer. In the absence of any other Agreement, the Company may remove the Custodian upon 30 days prior written notice. Upon the Custodian's resignation or removal, the Company may, but shall not be required to, appoint a successor Custodian. The Custodian shall then transfer and deliver all assets of the Custodial Accounts and all records relative thereto to the successor custodian. Neither the Custodian, the Funds, nor the Company shall be liable for the acts or omissions of any successor custodian. If no successor custodian is appointed by the Company, the Custodial Account shall be terminated in accordance with Article X.

The Custodian, and any successor Custodian appointed to serve under this Agreement, shall be a bank as defined in Section 408(n) of the Code or such other person who is qualified to serve as custodian under Section 401(f)(2) of the Code.

8.6 RESIGNATION OF THE COMPANY. If the Company shall hereafter determine that it is no longer desirable to continue to make available custodial accounts pursuant to this Agreement or to exercise any of the powers hereby delegated to it, it may relieve itself of any further responsibilities hereunder by notice in writing to the Custodian and each Employee and Employer adopting the Agreement at least sixty (60) days prior to the date on which it proposes to discontinue the exercise of the powers delegated to it. Resignation of the Company shall terminate the Custodial Account in accordance with Article X.

ARTICLE IX              PAYMENT OF FEES AND EXPENSES

9.1 FEES AND CHARGES. All administrative or other fees for services, including sales charges and expenses chargeable to the Custodial Account, shall be collected when due from the contributions received or, if insufficient, from redemption of assets in such Custodial Account, without prior notice. Any extraordinary expenses, such as legal fees, incurred in connection with the management, administration or investment of a Custodial Account shall be paid by such Account. The Company and Custodian may amend the fee schedules and sales charges then in effect upon written notice to affected Employees.

9.2 TAXES AND TAX WITHHOLDING. Transfer and other taxes, if any, incurred in connection with the investment and reinvestment of the Custodial Account shall be paid from the assets in the Account. Any income, estate, inheritance, gift or other tax or charge attributable to amounts paid from a Custodial Account shall be paid by such Account. The Custodian may require a release or other documents and indemnities as it may deem necessary prior to making any payment or withholding or not withholding any amount of a distribution.

Any distribution shall be made by the Custodian subject to withholding of any income or other taxes as may be required by federal law, including, federal income tax withholding on any "eligible rollover distribution" as described in
Section 6.5.

ARTICLE X                 AMENDMENT AND TERMINATION


10.1 AMENDMENT BY COMPANY. The Employee, Employer and the Custodian delegate to the Company the power to amend the Agreement, including retroactive amendment. The Company shall provide written notice to the Custodian and Employees of any amendment.

10.2 FEE CHANGES. This Article X does not limit the rights of the Custodian or Company to alter or amend any fee schedules or sales charges.

10.3 TERMINATION. The Employer and/or Employee reserve the right to cease further contributions to the Custodial Account. The Employer and Employee reserve the right to terminate adoption of the Agreement and request transfer or distribution of the assets of the Custodian Account. In the event of any termination under this Article X or pursuant to Article VIII, the Employee may direct the Custodian to transfer assets of the Custodial Account directly to another custodial account under Section 403(b)(7) of the Code, or the Custodian shall distribute the assets in the Custodial Account to the Employee and the Agreement shall be terminated. Neither the Custodian nor the Company shall be responsible for the tax consequences of any such distribution or transfer.

ARTICLE XI                ALIENATION AND FORFEITURE


11.1 EXCLUSIVE BENEFIT. All assets in the Custodial Account shall be retained for the exclusive benefit of the Employee or his Beneficiaries and shall only be used to pay benefits to such persons or to pay the fees and expenses, including sales charges, of the Custodial Account.

11.2 NONTRANSFERABILITY. The interest of an Employee in the Custodial Account may not be assigned, transferred, pledged, hypothecated or otherwise alienated, either voluntarily or involuntarily, nor shall it be subject to levy, attachment, lien or other form of legal process; provided, however, that the Custodian shall comply with any qualified domestic relations order as provided in Section 206(d)(3) of the Act, if applicable. The Employer shall be responsible for determining the qualified status of any domestic relations order under Section 206(d)(3) of the Act.

11.3 VESTING. Subject to Section 2.2, the Employee's interest in the balance of the Employee's Custodial Account shall at all times be nonforfeitable.

ARTICLE XII                     MISCELLANEOUS


12.1 APPLICABLE LAW. To the extent not governed by the provisions of federal law, the Agreement shall be construed in accordance with the laws of the State of Wisconsin.

12.2 NOTICES. Any notice, accounting or other communication which the Custodian or Company must give to any party shall be deemed given when mailed to the last address furnished to the Custodian or Company. Any notice or other communication required to be given to the Custodian or Company, as the case may be, shall be effective when actually received by the Custodian or Company respectively.

12.3 WAIVER OF OBJECTION. Unless a party sends the Custodian written objection to a report within 60 days after its receipt, the report shall be deemed approved and, in such cases, the Custodian shall be forever released and discharged with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the affected Employee.

12.4 OTHER 403(B) ARRANGEMENTS. This Agreement shall not prevent the Employee or Employer from making contributions to other custodial accounts under Code
Section 403(b)(7), or from purchasing other annuity contracts under Code Section 403(b); provided that the aggregate payments or contributions under this Custodial Account and all other custodial accounts and annuity contracts shall not exceed the amounts specified under Article V hereof.

                            [Logo] Heartland Funds
                           ------------------------
                           AMERICA'S VALUE INVESTOR

          Heartland Advisors, Inc. - Distributor. Member SIPC, NASD.

[Logo] Heartland Funds
----------------------
AMERICA'S VALUE INVESTOR

SECTION 403(b)(7)
CUSTODIAL ACCOUNT
DESCRIPTION

                              FEATURES OF THE PLAN

     The Internal Revenue Code (the "Code") and the Employee Retirement Income Security Act of 1974 (the "Act") allow employees of certain tax exempt organizations and public schools to have a portion of their compensation set aside for their retirement years in a mutual fund custodial account. The employee is not taxed on the amounts set aside or the earnings on those amounts until he draws out his accumulated funds, normally at retirement.

     Under the Heartland Funds Section 403(b)(7) Custodial Account, your contributions are invested in the stock of one or more of the portfolios in the fund group sponsored by Heartland Group, Inc. (the "Company") or in the stock of one or more portfolios serviced by Heartland Group, Inc. (the "Funds").
(For example, the Portico Money Market Fund is offered for investment by your Heartland Funds Section 403(b)(7) Custodial Account pursuant to a servicing agreement with Portico Funds, Inc.) Firstar Trust Company will serve as custodian of your account (the "Custodian").

     If you think you would like to participate please read on for a further explanation of the key features of your custodial account. If you would like additional information or assistance in enrolling please call the Funds at
(414) 289-7000 or toll-free at 1-800-432-7856.

                                  ELIGIBILITY

     Any employee of a qualifying tax-exempt organization is eligible to participate. Thus, teachers, administrators, ministers, employees of hospitals, libraries, community chests, funds, foundations, and many others may be eligible. The employer must be an organization described in Section 501(c)(3) of the Internal Revenue Code and must be exempt from tax under
Section 501(a) of the Code. The definition in Section 501(c)(3) is set forth below for your convenience in determining whether your employer may be one of the many qualifying organizations.

  CODE SECTION 501(C)(3)

  "Corporations and any community chest, fund, or foundation, organized and operated exclusively for religious, charitable, scientific, testing for public safety, literary, or educational purposes, or to foster national or international amateur sports competition (but only if no part of its activities involve the provision of athletic facilities or equipment), or for the prevention of cruelty to children or animals, no part of the net earnings of which inures to the benefit of any private shareholder or individual, no substantial part of the activities of which is carrying on propaganda, or otherwise attempting to influence legislation, (except as otherwise provided in subsection (h)), and which does not participate in, or intervene in (including the publishing or distributing of statements), any political campaign on behalf of (or in opposition to) any candidate for public office."

As noted above, an employer organization that is one of the types of organizations described in Code Section 501(c)(3) must also be exempt under Code Section 501(a) to be a qualified employer organization.

     In addition to employees of tax-exempt organizations, an employee of most public educational institutions is eligible if his employer is a State or a political subdivision of a State, or an agency or instrumentality of either.

     An eligible individual is not disqualified from establishing a salary reduction custodial account by reason of the fact that his employer provides a separate retirement plan for its employees, as long as the employer is willing to let all employees establish salary reduction accounts. However, the limitation on salary reduction contributions under this or any other 403(b) custodial account will be affected by the salary reduction contributions and other employer contribution to any other retirement plan. In lieu of or in addition to a salary reduction arrangement, an employer may be willing to make contributions to a custodial account on behalf of some or all of its employees, but an employer is not obligated to do so. If the employer does make contributions to the custodial account, the employer's contributions may be subject to additional limitations and discrimination rules and may constitute an "employee pension benefit plan" subject to ERISA.

                                 CONTRIBUTIONS

     The total amount your employer may contribute to the custodial account and which you may exclude from your taxable income in any taxable year is the least of the following amounts:

   (i) 25% of compensation or $30,000, whichever is less. For this purpose, "compensation" generally means amounts included in your taxable income, but does not include 403(b) contributions;

   (ii) The excess, if any, of (a) 20% of Includable Compensation times your number of years of service over (b) the aggregate amount contributed by the employer previously for 403(b) and other retirement plans and excluded from your gross income for prior tax years. "Includable Compensation" is, generally, current compensation from the school or eligible organization. It does not include 403(b) contributions or amounts paid by a public school system to a teachers retirement plan which were not currently taxed to the teacher.

     If you are employed by an educational institution, hospital, home health service agency, health and welfare service agency or a church or convention or association of churches, you may elect to be governed by one of a number of alternate limitations. These optional limitations are mutually exclusive and an election of one of the options is irrevocable.

     In addition to the above limitations, salary reduction contributions are limited to $9,500 per year, indexed in accordance with cost of living increases. The $9,500 limit is reduced by salary deferral contributions to other 403(b) or 410(k) plans or simplified employee pension plans and SIMPLE retirement accounts. Special catch-up contributions are allowed in addition to the $9,500 limit for an employee of an educational institution, hospital, home health service agency, health and welfare service agency, or church or convention or association of churches, if the employee has completed 15 years of service with the organization. You should contact your employer or tax advisor to determine whether you qualify for a catch-up contribution and to determine the maximum allowable contribution for your particular situation.

                                  INVESTMENTS

     Your contributions will be used to purchase shares of the portfolios offered, by Heartland Group, Inc. or made available through a servicing agreement with Heartland Group, Inc. (the "Funds"). Any dividends on the shares automatically will be reinvested in additional shares. These additional shares will represent your earnings in your account. At any time you may direct the Custodian to invest your contributions and/or your account assets in any of the available Fund portfolios. In the absence of a clear direction, contributions will be invested in the Portico Money Market Fund. The law says that the shares must be held by a Custodian, but you will be entitled to vote the shares.

     The Custodian will send you a statement of the account annually, including such information as the law may require, and in particular, a statement of the exact amount of contribution, earnings, distributions and total value at the end of the year.

DISTRIBUTIONS

     You may withdraw funds from your custodial account upon attainment of age 59 1/2 or when you terminate employment by retirement or otherwise. You may also withdraw funds in the event you become disabled or in the event of financial hardship. Your account may at your option be distributed to you in the following ways: (1) a single sum payment of your entire account, in cash or shares; (2) monthly, quarterly or annual payments over any period you designate which is not longer than your life expectancy or the joint life expectancy of you and your designated beneficiary; or (3) specific dollar amounts as you direct. If your custodial account is part of your employer's plan or is an employee pension benefit plan under ERISA, it may be subject to special annuity distribution and spousal consent rules or other distribution rules or limitations imposed by your employer's plan.

     Please note that a distribution prior to your attainment of age 59 1/2 may be subject to a 10% additional tax under the Internal Revenue Code. Also note that distributions generally must begin for the year in which you attain age
70 1/2 or retire, whichever is later, and thereafter a minimum amount must be distributed each year.

     In the event of your death, your beneficiary or beneficiaries will receive the balance in your custodial account. You may designate a beneficiary and change beneficiaries at any time. If you do not designate a beneficiary, your surviving spouse or estate, in that order, will receive the balance in your account. Special spousal distribution and consent rules will apply if your account is part of an employee pension benefit plan under ERISA.

                               HOW TO PARTICIPATE

     If you and your employer satisfy the eligibility requirements described earlier, you may establish a custodial account by completing the Account Application, Beneficiary Designation Form and Salary Reduction Agreement and mailing them to the Custodian. (If you wish to transfer funds directly from another 403(b) annuity or custodial account, you should also complete a Transfer Form and mail it to the Custodian.) If you are planning to directly roll over funds from another 403(b) annuity or custodial account, please see the enclosed Direct Rollover Notice.

     Your forms will be held until the first contribution is received. Upon receipt of the initial investment, your account will be opened. Be sure not to send your own funds.

     If your employer is funding your custodial account, simply complete and return the above forms to your employer. Your employer will send the forms to the Custodian with the first contribution.

                               PLAN QUALIFICATION

     You may consider it prudent to submit a ruling request to the Internal Revenue Service concerning whether or not the Custodial Account Agreement complies with applicable Internal Revenue Code provisions. It should be understood that neither the Company nor the Custodian is in a position to render legal or tax advice and that the information contained in and the documents furnished with this description merely represent the Company's understanding of the statutes and regulations affecting the establishment and qualification of a 403(b)(7) custodial account. Accordingly, you are urged to consult your attorney or tax advisor in connection with the adoption of the custodial account and the submission of any ruling request on your behalf.



     PLEASE NOTE: The foregoing is not a complete or definitive explanation of the Custodial Account Agreement or of the provisions of the Act or Code.
Please do not complete the Account Application without reading the Custodial Account Agreement and the prospectus of the mutual fund(s) you have chosen which will accompany the Custodial Account Agreement. If your account is part of a retirement plan established by your employer, your employer's plan may contain additional rules and limitations which apply to contributions to and distributions from your account. Consult your employer or your financial or tax advisor if you are uncertain that a 403(b)(7) custodial account is an appropriate program for your particular needs. You may obtain additional information about 403(b)(7) custodial accounts from your nearest Internal Revenue Service district office.

                             [Logo] Heartland Funds
                            ------------------------
                            AMERICA'S VALUE INVESTOR

           Heartland Advisors, Inc. - Distributor. Member SIPC, NASD.

[Logo] Heartland Funds
------------------------
AMERICA'S VALUE INVESTOR

SECTION 403(b)(7) CUSTODIAL ACCOUNT

APPLICATION

OVERNIGHT MAIL TO:                      REGULAR MAIL TO:
Firstar Trust Company                   Firstar Trust Company
615 E. Michigan                         P.O. Box 701
Milwaukee, WI  53202                    Milwaukee, WI  53201-0701
-------------------------------------------------------------------------------
Shareholder Services: 1-800-432-7856 or (414) 289-7000
for current prices, account information and market updates
-------------------------------------------------------------------------------

To establish a Heartland Funds 403(b)(7) Custodial Account, complete the following:
-  403(b)(7) CUSTODIAL ACCOUNT APPLICATION
-  BENEFICIARY DESIGNATION FORM
-  SALARY REDUCTION AGREEMENT (both you and your employer must sign)
- TRANSFER FORM (only if you wish to transfer prior 403(b) funds to your Heartland Funds 403(b)(7) Custodial Account)

The forms will be held by Firstar Trust Company, Custodian, until the first contribution is received, after which your account will be opened and investments made according to your instructions. If you have any questions about this application, please call Heartland Funds at (414) 289-7000 or toll-free at 1-800-432-7856.



EMPLOYEE INFORMATION (Please print)

----------------------------------------  -------------------------------------
Name                                      Date of birth

-------------------------------------------------------------------------------
Address                                   City  State               Zip code

(      )
----------------------------------------  -------------------------------------
Daytime telephone number                  Social security number

EMPLOYER INFORMATION (Please print)
                                          (      )
----------------------------------------  -------------------------------------
Name of employer                          Employer telephone number

-------------------------------------------------------------------------------
Employer address                          City  State               Zip code

CONTRIBUTION INFORMATION

Please describe the types of contributions to be made to your account:

  a) [ ] Salary reduction contributions will be made to the account (complete Salary Reduction Agreement).
  b) [ ] Employer contributions (matching or otherwise) will be made to the account.
  c) [ ] A transfer of 403(b) assets will be made to the account (complete the 403(b)(7) Transfer Form).
  d) [ ] Amounts will be rolled over (directly or otherwise) to the account (see Direct Rollover Notice).

TELEPHONE EXCHANGE OPTION

[  ]  By checking this box, I authorize Firstar Trust Company and Heartland
      Advisors, Inc. to act upon my instructions, received by telephone, to exchange shares in this account for shares of any identically registered account(s) with Heartland Funds.

    INVESTMENT ALLOCATION (Please elect how the contribution made to your account should be invested)

Employee directs that all contributions shall be invested in shares of the following Fund(s) in the following whole percentages:




                                                       SALARY REDUCTION  EMPLOYER
                                                       CONTRIBUTIONS     CONTRIBUTIONS
Heartland Value Fund (closed to new investors 7/1/95)  _____________%    ______________%
Heartland Small Cap Contrarian Fund                    _____________%    ______________%
Heartland Value Plus Fund                              _____________%    ______________%
Heartland Mid Cap Value Fund                           _____________%    ______________%
Heartland Large Cap Value Fund                         _____________%    ______________%
Heartland U.S. Government Securities Fund              _____________%    ______________%
Portico Money Market Fund                              _____________%    ______________%
                                                       Total     100%    Total      100%


If a specific Fund is not selected or if allocation instructions are unclear, contributions will be invested in the Portico Money Market Fund until the Custodian receives further instructions.

     CUSTODIAL FEES

Employee agrees that the Custodian shall be entitled to deduct its fees and administrative expenses from the Custodial Account, and may sell the Employee's Fund shares to the extent necessary to pay fees and expenses. The Custodian's fees shall be at the following rates initially but may be amended by the Custodian in the future:

Annual maintenance fee (maximum $25.00 per social security number)  $12.50
Lump sum distribution.............................................   15.00
Each non-regular periodic distribution............................   15.00
Refund of excess contributions....................................   15.00
Transfer of funds to successor custodian..........................   15.00


ACKNOWLEDGMENT AND APPOINTMENT


(a) EMPLOYEE. Employee acknowledges receiving and reading the Fund(s) current prospectus(es) and the Heartland Funds 403(b)(7) Custodial Account Agreement and ancillary forms. Employee understands that he/she is responsible for determining the amount and tax treatment of any transaction, including contributions, transfers, rollovers, and distributions to and from the Custodial Account. Employee certifies that his/her social security number is correct and that he/she is eligible to adopt a 403(b)(7) custodial account. Employee hereby adopts the Heartland Funds 403(b)(7) Custodial Account upon the terms and conditions set forth in the Agreement and this Account Application.

______________________________________________________      __________________
Employee Signature                                          Date

(b) EMPLOYER. Employer agrees to the terms and conditions of the Heartland Funds 403(b)(7) Custodial Account as set forth in the Agreement and this Account Application, and certifies that it is a qualifying organization described in Code Section 403(b)(1)(A). Employer agrees that it is responsible for complying with ERISA and/or any state laws relating to employee pension benefit plans, as applicable.

________________________________   __________________       __________________
Employer Signature                 Title                    Date

(c)  CUSTODIAN.  Appointment of Custodian is accepted.
  FIRSTAR TRUST COMPANY

______________________________________________________      __________________
Authorized Signature                                        Date

[Logo] Heartland Funds
------------------------
AMERICA'S VALUE INVESTOR

SECTION 403(b)(7) CUSTODIAL ACCOUNT

SALARY REDUCTION
AGREEMENT

OVERNIGHT MAIL TO:                      REGULAR MAIL TO:
Firstar Trust Company                   Firstar Trust Company
615 E. Michigan                         P.O. Box 701
Milwaukee, WI 53202                     Milwaukee, WI 53201-0701
-------------------------------------------------------------------------------
Shareholder Services: 1-800-432-7856 or (414) 289-7000
for current prices, account information and market updates
-------------------------------------------------------------------------------

       - Complete form with authorized signatures   - Mail to Custodian with
         the Section 403(b)(7) Custodial Account Application
================================================================================

AGREEMENT made this ____ day of ______________________________, 19_____, by and
between ________________________________________ (the "Employer") and
_________________________________________ the ("Employee"), whereby the
Employer and Employee agree as follows:


     1. The salary of the Employee will be reduced per pay period by $____________, or by ________%
          (minimum of $______________ per pay period).

     2. The amount of such reduction shall be paid by the Employer to: Heartland Funds c/o Firstar Trust Company, P.O. Box 701, Milwaukee, WI 53201-0701. In accordance with the Heartland Funds 403(b)(7) Custodial Account Agreement, the amounts contributed under this Salary Reduction Agreement shall be deposited in the Employee's Custodial Account under
          Section 403(b)(7) of the Internal Revenue Code and shall be subject to the limitations under Sections 402(g), 403(b) and 415 of the Internal Revenue Code of 1986. The Employee shall be solely responsible for ensuring that these limits are not violated.

     3. This Salary Reduction Agreement is legally binding and irrevocable with respect to all amounts which become currently available to the Employee while this Agreement is in effect; provided, however, that the Employee or Employer may terminate the entire Agreement at any time with respect to amounts not currently available at the time of termination.

     4. This Agreement will continue in effect for the remainder of the current year and for future years until the Employee and Employer agree to terminate or modify the Agreement.


EXECUTED as of the date first written above.


____________________________________________________________________________
Employer (please print)

_______________________________________________   __________________________
Employer authorized signature                     Title

____________________________________________________________________________
Employee (please print)

____________________________________________________________________________
Eployee signature

[Logo] Heartland Funds
----------------------
AMERICA'S VALUE INVESTOR

SECTION 403(b)(7) CUSTODIAL ACCOUNT

BENEFICIARY
DESIGNATION FORM


OVERNIGHT MAIL TO:             REGULAR MAIL TO:
Firstar Trust Company          Firstar Trust Company
615 E. Michigan                P.O. Box 701
Milwaukee, WI  53202           Milwaukee, WI  53201-0701

----------------------------------------------------------
Shareholder Services: 1-800-432-7856 or (414) 289-7000
for current prices, account information and market updates
----------------------------------------------------------

Please complete this form to initially name a beneficiary for your Heartland Funds 403(b)(7) Custodial Account or to change your existing beneficiary.


DESIGNATION OF BENEFICIARIES
----------------------------------------------------------------------------------------------
(a)PRIMARY BENEFICIARY

-----------------------------     --------------------------------     ----------------------
Name                              Social security number               Date of birth


----------------------------       ------------------------------      ----------------------
City                               State                     Zip       Relationship

(b)SECONDARY BENEFICIARY

----------------------------       -----------------------------       ----------------------
Name                               Social security number              Date of birth

----------------------------       -----------------------------       ----------------------
City                               State                     Zip       Relationship


SPOUSAL CONSENT AND STATEMENT OF NON-MARRIAGE


If your 403(b)(7) Custodial Account is subject to ERISA (for example, if your employer makes contributions and is not a governmental unit or a church) and if you do not designate your spouse as your sole primary beneficiary, your spouse must consent to your designation and your spouse's consent must be witnessed by a notary public or representative of your employer's plan. (Depending upon the applicable provisions of ERISA and your employer's plan, your spouse's consent may be ineffective prior to the plan year which you attain age 35 or may automatically expire on the first day of the plan year during which you attain age 35. You should check with your employer regarding the application of these rules.) PLEASE COMPLETE EITHER THE SPOUSAL CONSENT OR STATEMENT OF NON-MARRIAGE BELOW.

SPOUSAL CONSENT

As the spouse of the Employee, I consent to the beneficiary(ies) designated above and acknowledge that by doing so, I am waiving my pre-retirement survivor annuity rights and rights to be sole primary beneficiary of any death benefits payable under the Heartland Funds Custodial Account(s).

---------------------------------------                ----------------------
Signature of spouse                                    Date

NOTARY PUBLIC OR PLAN REPRESENTATIVE AFFIRMATION:

I affirm that _________________________________ appeared before me on this______
day of ___________________, 19___, and executed the above spousal consent.


----------------------------------------                ------------------------
Notary Public                                     (or)  Plan administrator

----------------------------------------
County

My commission expires
                      -------------------

STATEMENT OF NON-MARRIAGE

I hereby certify that I am not married at this time.



_______________________________________________    ___________________________
Signature of employee                              Date
______________________________________________________________________________
EMPLOYEE SIGNATURE


I understand that if I do not validly designate any beneficiary(ies) or if I am not survived by any designated beneficiary, my beneficiary will be my surviving spouse, or, if I do not have a surviving spouse, my estate. I am aware that this form becomes effective when delivered to Heartland Funds, and will remain in effect until I deliver to Heartland Funds another form with a later date. The Beneficiary information provided herein shall apply to all my Heartland Funds 403(b)(7) Custodial Accounts for which Firstar Trust Company (or any successor custodian) acts as custodian, and shall replace all previous designation(s) I have made on any of my Heartland Funds 403(b)(7) Custodial Accounts.


_______________________________________________    ___________________________
Signature of employee                              Date


INFORMATION ON NAMING A BENEFICIARY:

You can name more than one person to be primary and/or secondary beneficiary by including all the information requested above on a separate piece of paper. Sign and date any additional page and attach it to this Beneficiary Designation Form. If you name more than one primary or secondary beneficiary, you can specify if they are to receive equal or unequal shares. If you do not specify, we will assume you want them paid in equal shares.

We will assume that you want your entire 403(b)(7) account balance paid to the beneficiaries who survive you. For example, if you name two primary beneficiaries but one of them dies before you, the entire balance will go to the surviving primary beneficiary.

Any secondary beneficiary or beneficiaries you name will receive all or a portion of your Heartland Funds 403(b)(7) Custodial Account balance only if the primary beneficiary(ies) die before you.

To name a trust as primary or secondary beneficiary, write the name and address of the trustee, then give the date of the trust agreement and the name of each trust beneficiary. Also, attach a copy of the trust. The naming of a trust may impact upon the calculation of distributions under the minimum distribution rules. You should contact your legal or tax advisor to determine the possible impact of naming a trust as beneficiary for your 403(b)(7) Custodial Account balance.

If your 403(b)(7) Custodial Account is part of a retirement plan maintained by your employer, your employer's plan or the provisions of ERISA may impose additional rules and limitations on the naming of beneficiaries. You should check with your employer to see if your account is part of your employer's retirement plan.

OTHER IMPORTANT POINTS TO REMEMBER:

By naming a beneficiary on this Beneficiary Designation Form, you automatically cancel any earlier designation of a beneficiary you may have made with respect to the assets in your Heartland Funds 403(b)(7) Custodial Account(s).

You have the right to change your beneficiary at any time by filing a proper written request with the Custodian. The most recent designation on file with the Custodian at your death will be controlling.

If no beneficiary survives you, or if no valid beneficiary designation is in effect at your death, we will pay the balance in your account to your surviving spouse, or if you have no surviving spouse, to your estate.

If you are a resident of a state which has adopted a marital or community property law, your spouse may have rights in your custodial account which may affect your beneficiary designation. You should consult your legal or tax advisor regarding the impact of any marital property law.

[Logo] Heartland Funds
------------------------
AMERICA'S VALUE INVESTOR

SECTION 403(b)(7) CUSTODIAL ACCOUNT

DIRECT ROLLOVER
NOTICE

TO RECIPIENTS OF DISTRIBUTIONS FROM TAX SHELTERED ANNUITIES:

If your Heartland Funds 403(b)(7) Custodial Account is to be funded by the rollover of a distribution from a 403(b) tax sheltered annuity or custodial account, 20% of your distribution eligible for rollover must be withheld for tax purposes unless the distribution is made DIRECTLY to the custodian of your 403(b)(7) custodial account.

If you receive a distribution from a 403(b) tax sheltered annuity or custodial account which is eligible for rollover and you intend to directly roll that amount to your Heartland Funds 403(b)(7) Custodial Account, that distribution may take ONE OF THREE FORMS:


=============================================================================
1. Your employer or custodian may deliver a check to you. If so, make sure the check is payable as follows:

Firstar Trust Company, Custodian

FBO                                          403(b)(7) Custodial Account
   ------------------------------------------
     (YOUR NAME)

and deliver it along with a completed Heartland Funds 403(b)(7) Custodial Account Application to the following:

                OVERNIGHT MAIL TO:     REGULAR MAIL TO:
                Firstar Trust Company  Firstar Trust Company
                615 E. Michigan        P.O. Box 701
                Milwaukee, WI  53202   Milwaukee, WI  53201-0701

2. YOUR EMPLOYER OR CUSTODIAN MAY FORWARD YOUR DISTRIBUTION DIRECTLY TO THE CUSTODIAN. IF THIS OCCURS, MAKE SURE THE CHECK IS PAYABLE AS FOLLOWS AND THAT THE CHECK, ALONG WITH A COMPLETED HEARTLAND FUNDS 403(b)(7) CUSTODIAL ACCOUNT APPLICATION, IS SENT TO US AT THE FOLLOWING ADDRESS:

FBO                                          403(b)(7) Custodial Account
   ------------------------------------------
     (YOUR NAME)

                OVERNIGHT MAIL TO:     REGULAR MAIL TO:
                Firstar Trust Company  Firstar Trust Company
                615 E. Michigan        P.O. Box 701
                Milwaukee, WI  53202   Milwaukee, WI  53201-0701


Make sure that your completed Heartland Funds 403(b)(7) Custodial Account Application indicates that you are about to receive a direct rollover.

3. IF YOUR EMPLOYER WILL BE WIRING FUNDS TO FIRSTAR TRUST COMPANY, THE WIRING INSTRUCTIONS ARE AS FOLLOWS:


CREDIT TO:


Heartland
         --------------------------------------------------------------------
                                 (NAME OF FUND)


FBO                                              403 (b)(7) Custodial Account
   ----------------------------------------------
     (YOUR NAME)

-----------------------------------------------------------------------------
(ACCOUNT NUMBER)

   -------------------------
   Firstar National Bank
   ABA #0750-00022
   Firstar Trust MFS
   A/C #112-952-137
   777 East Wisconsin Avenue
   Milwaukee, WI 53202
   -------------------------


MAKE SURE THAT YOU HAVE A COMPLETED HEARTLAND FUNDS 403(b)(7) CUSTODIAL ACCOUNT APPLICATION FILED WITH THE CUSTODIAN PRIOR TO RECEIPT OF THE WIRE TRANSFER.

[Logo] Heartland Funds
------------------------
AMERICA'S VALUE INVESTOR

SECTION 403(b)(7) CUSTODIAL ACCOUNT

TRANSFER FORM


OVERNIGHT MAIL TO:                     REGULAR MAIL TO:
Firstar Trust Company                  Firstar Trust Company
615 E. Michigan                        P.O. Box 701
Milwaukee, WI  53202                   Milwaukee, WI  53201-0701


----------------------------------------------------------
Shareholder Services: 1-800-432-7856 or (414) 289-7000
for current prices, account information and market updates
----------------------------------------------------------
PLEASE NOTE: THIS IS NOT AN ACCOUNT APPLICATION FORM.


Please complete the items below if you wish to transfer assets from a current 403(b) annuity contract or 403(b)(7) custodial account to your Heartland Funds 403(b)(7) Custodial Account. Upon receipt, Firstar Trust Company will arrange for the transfer on your behalf, and the assets will be invested in your Heartland Funds 403(b)(7) Custodial Account as soon as practical after they are received by Firstar Trust Company. Most insurers or custodians will accept this Transfer Form with your signature alone; others require a signature guarantee. Failure to secure proper signature could delay your transfer.

EMPLOYEE INFORMATION (Please print)


-------------------------------------   ----------------------------------------
Name                                    Date of birth

--------------------------------------------------------------------------------
Address                  City           State                           Zip code


(     )
--------------------------------------------------------------------------------
Daytime telephone number                Social security number

                                        (     )
--------------------------------------------------------------------------------
Name of employer                        Employer telephone number

--------------------------------------------------------------------------------
Employer address

--------------------------------------------------------------------------------
City                     State                                    Zip code


EXISTING ANNUITY/CUSTODIAL ACCOUNT INFORMATION (Where your account is presently held)



--------------------------------------------------------------------------------
Name of current insurer or custodian mailing

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                     State                                    Zip code

--------------------------------------------------------------------------------
    Contract/account number    /x/ I am enclosing a copy of my latest statement.

TRANSFER INSTRUCTIONS

Transfer all or part of my existing account as follows:

  [  ] $                         or
        ------------------------
  [  ] the entire balance in the Section 403(b) annuity contract or Section
       403(b)(7) custodial account.

INVESTMENT INSTRUCTIONS (to Heartland Funds):

Please invest my transferred amount as follows:
  [  ] in my existing Heartland Funds 403(b)(7) Custodial Account
       #
        ------------------------
  [  ] in a new Heartland Funds 403(b)(7) Custodial Account. FOR A NEW ACCOUNT,
       I WILL ALSO COMPLETE AN ACCOUNT APPLICATION.

     TRANSFER AGREEMENT AND AUTHORIZATION

(a) The above-named Employee hereby irrevocably agrees to surrender his or her interest in the Section 403(b) annuity contract or Section 403(b) custodial account identified above to the issuing insurer or custodian thereof for purposes of having the proceeds received by the insurer or custodian upon surrender transferred directly to Firstar Trust Company for immediate deposit in a Heartland Funds 403(b)(7) Custodial Account established on behalf of the Employee.

(b) The above-named Employee hereby authorizes Firstar Trust Company to take whatever action is necessary to effect the transfer identified in (a) above, and directs Firstar Trust Company to deposit the proceeds received in the Heartland Funds 403(b)(7) Custodial Account established on behalf of the Employee.


     AUTHORIZATION AND ACCEPTANCE

(a) EMPLOYEE ACCEPTANCE: I hereby agree to the terms and conditions set forth in this Transfer Form, and acknowledge having established a 403(b)(7) Custodial Account through execution of a Heartland Funds 403(b)(7) Custodial Account Application.



-------------------------------------------------------- ---------------------
Signature                                                Date


-------------------------------------------------------- ---------------------
Signature guarantee (if applicable)                      Date




(b)  CUSTODIAN ACCEPTANCE (FIRSTAR TRUST COMPANY WILL COMPLETE THIS PORTION):
     Firstar Trust Company hereby agrees to accept the transfer described above and upon receipt will deposit the proceeds in the Heartland Funds 403(b)(7) Custodial Account established on behalf of the Employee.




-------------------------------------------------------- ---------------------
Authorized signature                                     Date


  INSTRUCTIONS TO TRANSFEROR INVESTMENT PROVIDER

Please prepare a check representing liquidation of the investment referenced above and send it to:


                       HEARTLAND FUNDS
                       C/O FIRSTAR TRUST COMPANY
                       P. O. BOX 701
                       MILWAUKEE, WI  53201-0701


To ensure proper credit, please return a copy of this form with the check. Also, if separate accounting is intended for purposes of compliance with certain distribution rules, please identify that portion of the transfer for which separate accounting is requested (for example, that portion of the transfer that represents the employee's pre-1987 account balance, that portion of the transfer representing the employee's pre-1989 account balance, or that portion representing post-1988 salary reduction contributions (excluding earnings).